UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 8, 2008

CHINA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-119034	98-0432681
(Commission File Number)	(IRS Employer Identification No.)

101 Convention Center Drive, Suite 700 Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

86-10-6586-4770
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Julianna Lu, BSc. MSc.
Chief Executive Officer
101 Convention Center Drive, Suite 700, Las Vegas, NV 89109-2001
 (Address of principal executive offices) (Zip Code)
Issuer’s telephone Number: 86-10-6586-4770

Mailing Address
8E-C2, Global Trade Mansion, No.9A, GuangHua Rod, Chaoyang District, Beijing PR China 100020

Issuer’s telephone Number: 86-10-6586-4770 and Facsimile: 86-10-6586-4790

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                    Entry into a Material Definitive Agreement.

On September 3, 2008, China Power, Inc., China Holdings, Inc.’s controlled subsidiary (“China Power”), entered into a Three (3) Years Development and Construction Agreement (the “Construction Agreement”) with Ontniute Government (“Ontniute”), Inner Mongolia, People’s Republic of China, pursuant to which China Power was granted the exclusive right to develop and construct  THE INNER MONGOLIA ONTINUTE WIND ENERGY POWER PLANTS/PROJECTS with power capacity of 298.8 megawatt ( 6 x 49.8 megawatt), and a potential up to 996 megawatt ( 20 x 48.9 MW) wind energy power capacity . Specifically, under the Construction Agreement, Ontniute has agreed to provide China Power with :1). Exclusive and First Refusal Rights with non-competition and non-solicit terms, 2). The land rights for up to 200 square KM (Kilo meters) of land, to develop THE INNER MONGOLIA ONTINUTE WIND ENERGY POWER PLANTS/PROJECTS with power capacity of 298.8 megawatt ( 6 x 49.8 megawatt), and a potential up to 996 megawatt ( 20 x 48.9 MW) wind energy power capacity . Conversely, China Power has committed to invest up to 2700 million Yuan ( with 35% in cash equity investment and 65% bank loans) towards the development and construction of the power plants.

In addition to the foregoing, according to the China Central Government’s currently alternative energy laws related to Wind Energy Projects, under the Construction Agreement, Chinese Government has guaranteed (i) the financing for up to 65% of the total 2700 million Yuan through a local bank at a preferred interest rate to China Power committed to the development of the power plants, ii) that 100% of the electricity power generated by the Wind Energy plants shall be purchased by the China State Grid at a purchase price of between 0.50 and 0.55 Yuan, per kilowatt, (iii) THE INNER MONGOLIA ONTINUTE WIND ENERGY POWER PLANTS/PROJECTS have the designated 298.8 megawatt ( 6 x 48.9 MW) wind energy power capacity, and a potential up to 996 megawatt ( 20 x 48.9 MW) wind energy power capacity (iv) China Power’s rights under the Construction Agreement are exclusive.

The Construction Agreement also provides that Ontinute  shall be responsible for securing all necessary government approvals and ensuring the supply of all required utilities, such as electricity, water, communications and roadways, and China Power shall be responsible for obtaining all required financing for the plants and operating the plants with the most advanced technology available. The development and construction of the plants are estimated to take approximately three (3) years.

Additionally, China Holdings, Inc. and its controlled subsidiary : China Power, Inc. have doubled the commitments for further development, construction and contributions to The Clean Energy Power Plants/Industry in China, or/and worldwide , include Wind Energy, Biomass Clean Energy and Hydropower Plants. The Company will speed up its substantial corporate financings development, and partnerships with global private equity funds, and structure investments to optimize returns of the Company’s global investors, stockholders and investments. The company has increased its commitment to develop and maximize all the stockholders’ value on a long-terms basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHINA HOLDINGS, INC.

Date: September 8th, 2008	By:	/s/ julianna lu
Chief Executive Officer